                                                            EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND OIL, INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 or Form S-4 for the registration of up to $43,000,000 of Ashland Common Stock, par value $1.00 per share and Rights attached thereto with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1933, as amended, hereby constitutes and appoints JOHN R. HALL, PAUL W. CHELLGREN, THOMAS L. FEAZELL, JAMES G. STEPHENSON and DAVID L. HAUSRATH, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, to sign such Registration Statement and any and all amendments thereof, to affix the corporate seal of Ashland thereto and to attest said seal, and to file such Registration Statement and each such amendment and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  January 25, 1995



/s/ John R. Hall                             /s/ Edmund B. Fitzgerald
- ----------------------------------           ---------------------------------
John R. Hall, Chairman of the Board of       Edmund B. Fitzgerald, Director
Directors, Chief Executive Officer and
Director
                                             /s/ Ralph E. Gomory
                                             ---------------------------------
/s/ Paul W. Chellgren                        Ralph E. Gomory, Director
- -----------------------------------
Paul W. Chellgren, President,
Chief Operating Officer and Director         /s/ Mannie L. Jackson
                                             ---------------------------------
                                             Mannie L. Jackson, Director
/s/ J. Marvin Quin
- -----------------------------------
J. Marvin Quin, Chief Financial              /s/ Patrick F. Noonan
Officer and Senior Vice President            ---------------------------------
                                             Patrick F. Noonan, Director

/s/ Kenneth L. Aulen                         /s/ Jane C. Pfeiffer
- ----------------------------------           ---------------------------------
Kenneth L. Aulen, Administrative Vice        Jane C. Pfeiffer, Director
President; Controller


/s/ Jack S. Blanton                          /s/ James R. Rinehart
- ----------------------------------           ---------------------------------
Jack S. Blanton, Director                    James R. Rinehart, Director


/s/ Thomas E. Bolger
- ----------------------------------           ---------------------------------
Thomas E. Bolger, Director                   Michael D. Rose, Director


/s/ Samuel C. Butler                         /s/ William L. Rouse, Jr.
- ----------------------------------           ---------------------------------
Samuel C. Butler, Director                   William L. Rouse, Jr., Director


/s/ Frank C. Carlucci                        /s/Robert B. Stobaugh
- ----------------------------------           ---------------------------------
Frank C. Carlucci, Director                  Robert B. Stobaugh, Director


/s/ James B. Farley                          /s/ James W. Vandeveer
- ----------------------------------           ---------------------------------
James B. Farley, Director                    James W. Vandeveer, Director

                               CERTIFICATION

         The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened and held on January 25, 1995, at which a quorum was present and acting throughout.
         IN WITNESS WHEREOF, I have signed and sealed this Certification this 15th day of February, 1995.





                                          /s/Thomas L. Feazell
                                          -----------------------------------
                                          Thomas L. Feazell, Secretary


(S E A L)

                 ACQUISITION OF WACO OIL AND GAS CO., INC.

RESOLVED, that the acquisition by the Corporation of all of the oil and gas properties owned by Waco Oil and Gas Co., Inc. ("Waco") (except for those properties located in McDowell County, West Virginia) and those oil and gas interests owned both individually and jointly by Mr. & Mrs. Ira L. Morris, for the consideration set forth herein (the "Purchase"), is hereby in all respects authorized, ratified and approved;

FURTHER  RESOLVED,   that  the  total  consideration  to  be  paid  by  the
Corporation for the Purchase (the "Purchase Price") shall not exceed $43,000,000, which consideration may be paid in cash or a combination of cash and Common Stock of the Corporation ("Common Stock"), provided that the maximum number of shares of Common Stock so utilized shall not exceed 1,312,500 and, provided further, that the price of the Common Stock issued in connection with this transaction shall not be less than $32 per share;

FURTHER RESOLVED, that the Chairman of the Board, any Vice Chairman of the Board, the President or any Senior or Administrative Vice President of the Corporation, or the President or any Vice President of Ashland Exploration, Inc., an indirect, wholly-owned subsidiary of this Corporation (the "Authorized Officers") be, and each of them hereby is, authorized to negotiate and enter into a definitive agreement to consummate the Purchase (the "Agreement"), and to take any and all actions and execute and deliver any and all documents, certificates, instruments or agreements relating to the foregoing which any of them deem necessary or appropriate;

FURTHER RESOLVED, that any of the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized, acting singly, to execute and file with the Securities and Exchange Commission: (i) a Registration Statement on Form S-3 or any other appropriate form with respect to the Common Stock to be issued pursuant to the foregoing resolutions; (ii) an application to register the Common Stock under the Securities Exchange Act of 1934, as amended; and (iii) such further amendments thereto as are necessary or desirable;

FURTHER RESOLVED, that for the purpose of any original issue of the aggregate number of shares of Common Stock authorized by the preceding resolutions, any transfer agent for Common Stock be, and hereby is, authorized to countersign as Transfer Agent, when presented to it duly executed by or on behalf of the Corporation, certificates for shares of the Common Stock, and to cause such certificates to be registered by any Registrar for Common Stock and when so countersigned and registered, to deliver such certificates to or upon the written order of the Authorized Officers; and further, that said Registrar be, and hereby is, authorized and directed to register certificates for the aggregate number of shares of the Common Stock authorized by the preceding resolutions when presented to it, duly executed on behalf of the Corporation and countersigned by said
Transfer Agent, and thereupon to deliver such certificates, when so registered, to or upon the order of said Transfer Agent and further, that the authority of said Transfer Agent and Registrar, respectively, be, and it hereby is, extended to apply to the transfer and registration from time to time of such shares of Common Stock after the original issue thereof;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange and the Chicago Stock Exchange for the listing on such Exchanges, upon official notice of issuance of the Common Stock to be issued pursuant to the foregoing resolutions; and that the aforesaid officers of the Corporation be, and each of them hereby is, authorized in connection with such listing applications to execute in the name or on behalf of the Corporation and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements, and other documents as in their judgment shall be necessary, proper or advisable to accomplish such listings;

FURTHER RESOLVED, that the Board of Directors of the Corporation hereby deems that the value of the assets of Waco being acquired by the Corporation is at least equivalent to the value of the cash and shares of Common Stock to be delivered or issued in connection with the transaction contemplated by these resolutions and described in the Agreement;

FURTHER RESOLVED, that in connection with the transaction contemplated under the Agreement, there may be credited to the Corporation's capital account, the sum of $1.00 for each share of the Common Stock issued by the Corporation in the transaction and the transaction shall otherwise be handled on the books of the Corporation in accordance with the laws of the Commonwealth of Kentucky and generally accepted accounting principles; and

FURTHER RESOLVED, that the Authorized Officers and counsel for the Corporation and the Corporation be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents, in the name and on behalf of the Corporation and the Corporation and under their corporate seals or otherwise, and to pay all such expenses as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions and each of them.